UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 1, 2022

Voyager Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37625	46-3003182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Sidney Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 259-5340

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	VYGR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Alfred Sandrock as Director

On February 1, 2022, the Board of Directors (the “Board”) of Voyager Therapeutics, Inc. (the “Company”), following the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Alfred Sandrock, M.D., Ph.D. as a director of the Company and as a member of both the Executive Committee and the Science and Technology Committee of the Board, effective February 7, 2022. Dr. Sandrock was designated as a Class II director to serve until the 2023 annual meeting of the stockholders of the Company and thereafter until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.

From February 1998 to December 2021, Dr. Sandrock served in positions of increasing responsibility at Biogen Inc., culminating in his service as Executive Vice President, Research and Development from October 2019 to December 2021. Dr. Sandrock also served in various Chief Medical Officer roles from 2012 to 2020, including as Executive Vice President, Chief Medical Officer for Biogen from October 2015 to January 2020, and served on Biogen’s Executive Committee from June 2013 to December 2021. Dr. Sandrock held other senior executive positions at Biogen during his tenure, including Group Senior Vice President and Chief Medical Officer, Chief Medical Officer and Senior Vice President of Development Sciences, Senior Vice President of Neurology Research and Development, and Vice President of Clinical Development, Neurology. Dr. Sandrock earned a B.A. in human biology from Stanford University, an M.D. from Harvard Medical School, and a Ph.D. in neurobiology from Harvard University.

Dr. Sandrock is to be compensated for his service as a director of the Company in the same manner as the Company’s other non-employee directors in accordance with the terms of the Company’s non-employee director compensation policy, which provides for (i) an annual cash retainer of $40,000 for service as a member of the Board; (ii) an annual cash retainer of $8,000 for service as a member of the Executive Committee; (iii) an annual cash retainer of $5,000 for service as a member of the Science and Technology Committee; (iv) an initial option to purchase 44,000 shares of common stock of the Company at an exercise price equal to the closing price per share of the Company’s common stock on the Nasdaq Global Select Market on the effective date of grant and vesting in equal quarterly installments over a period of four years; and (v) following each annual meeting of the Company’s stockholders following the director’s first year of service, an option to purchase 22,000 shares of common stock of the Company, vesting on the earlier of the one-year anniversary of the grant date or the next annual meeting of the stockholders.

Dr. Sandrock has also entered into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.9 to the Company’s Registration Statement on Form S-1 (File No. 333-207367) filed with the SEC on October 28, 2015. Pursuant to the terms of this agreement, the Company may be required, among other things, to indemnify Dr. Sandrock for particular expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as a director of the Company.

There are no arrangements or understandings between Dr. Sandrock and any other persons pursuant to which he was selected as a director. Dr. Sandrock has no family relationships with any of the Company’s directors or executive officers. There are no transactions and no proposed transactions between Dr. Sandrock and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended.

On February 2, 2022, the Company and Dr. Sandrock also entered into a consulting agreement (the “Sandrock Consulting Agreement”) pursuant to which Dr. Sandrock has agreed to provide advisory services related to strategic planning, operations, and management to the Company. During the term of the Sandrock Consulting Agreement, the Company has agreed to pay Dr. Sandrock a monthly fee of $30,000 per month, in addition to any pre-approved expenses.

The Sandrock Consulting Agreement becomes effective on February 7, 2022 and terminates on February 6, 2023, unless it is, in accordance with its terms, extended by mutual written agreement or terminated by either party without cause upon specified written notice of such termination.

The foregoing description of certain terms of the Sandrock Consulting Agreement is qualified in its entirety by reference to the Sandrock Consulting Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Election of Robin Swartz as Chief Operating Officer

On February 1, 2022, the Board appointed Robin Swartz to serve as Chief Operating Officer of the Company, effective as of February 7, 2022. In connection with her promotion, the Company and Ms. Swartz entered into an amended and restated employment agreement (the “Swartz Employment Agreement”), effective as of February 7, 2022.

Ms. Swartz, age 51, previously served as the Company’s Senior Vice President, Business Operations from September 2021 to February 2022 and the Company’s Senior Vice President, Portfolio Management and Patient Engagement from January 2021 to August 2021. Prior to joining the Company, Ms. Swartz served in positions of increasing responsibility at Genzyme Corporation and Sanofi Genzyme, culminating in her service at Sanofi Genzyme as Vice President, Patient and Product Services for Rare Diseases from January 2018 to June 2020 and as Vice President, Head of Global and US Business Operations from June 2015 to December 2017. Her previous roles at Sanofi Genzyme included Chief of Staff to the Executive Vice President and Senior Director, Finance. Ms. Swartz received a B.A. in political science and government from Kenyon College.

Ms. Swartz has no family relationship with any of the executive officers or directors of the Company or any person nominated or chosen by the Company to become a director or executive officer of the Company. There are no transactions in which Ms. Swartz has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The Swartz Employment Agreement provides for Ms. Swartz’s at-will employment as Chief Operating Officer. Pursuant to the Swartz Employment Agreement, Ms. Swartz is to receive a minimum annual base salary of $420,000, subject to adjustment from time to time in the sole discretion of the Company. She is also eligible to receive an annual cash bonus, determined by and payable at the sole discretion of the Board, at a target level of 40% of her annual base salary then in effect. In accordance with the Swartz Employment Agreement, Ms. Swartz is entitled to continue to participate in the Company’s employee benefit plans, subject to the terms and conditions of such plans.

In connection with her appointment and pursuant to the Swartz Employment Agreement, the Board approved the grant to Ms. Swartz of an option to purchase 65,000 shares of common stock of the Company, effective upon her promotion, at an exercise price per share equal to the closing price per share of the Company’s common stock on The Nasdaq Global Select Market on the effective date of grant and vesting in equal monthly installments over a period of 48 months, subject to Ms. Swartz’s continued service to the Company. The option award is subject to the terms and conditions of the applicable award agreement and is being granted pursuant to the Company’s 2015 Stock Option and Incentive Plan.

Pursuant to the terms of the Swartz Employment Agreement, the Company has agreed to increase the period of time paying Ms. Swartz’s base salary and the share of the premiums for Ms. Swartz’s health insurance pursuant to the “COBRA” law from nine months to twelve months upon a terminating event.

The foregoing description of certain terms of the Swartz Employment Agreement is qualified in its entirety by reference to the Swartz Employment Agreement, a copy of which is attached as Exhibit 10.2 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
10.1	Consulting Agreement by and between Voyager Therapeutics, Inc. and Alfred Sandrock, effective as of February 7, 2022.
10.2	Amended and Restated Employment Agreement, by and between Voyager Therapeutics, Inc. and Robin Swartz, effective as of February 7, 2022.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2022	VOYAGER THERAPEUTICS, INC.

	By:	/s/ Michael Higgins
Michael Higgins
Interim Chief Executive Officer, President, and Director (Principal Executive Officer)